EXHIBIT 99.1

TEXT OF PRESS RELEASE

[TROVER SOLUTIONS, INC. LOGO]

NEWS RELEASE
Contact:	Douglas R. Sharps Chief Financial Officer (502) 454-1365

TROV GUIDANCE FOR 2003

—	Targets 10% EPS Growth

—	Forecasts Effect of UnitedHealth Group Terminations Through 2007

—	Discusses Sales Developments & Strategy

Louisville, Kentucky, January 7, 2003/PRWire/ — Trover Solutions, Inc. (NASDAQ: TROV) today made an announcement regarding its:

—	Forecast of key indicators and financial results for 2003

—	Forecast of the effect of the loss of portions of the UnitedHealth Group subrogation business through 2007

—	Sales developments and strategy

The Company also reaffirmed its previous guidance (issued on October 30, 2002) that it expects to report earnings per diluted share of between $0.70 and $0.73 for the year ended December 31, 2002.

At 10:00 am, Eastern Time, on Tuesday, January 7, 2003, management will discuss in a webcast the 2003 guidance. Investors may access this live presentation through Trover Solutions, Inc.’s website at www.troversolutions.com/current.html or by telephone at 800-937-6563; for international callers: 801-983-4013. A copy of this release, the presentation concerning this release and other investor relations materials can be accessed through Trover Solutions, Inc.’s website at www.troversolutions.com. A recording of the presentation may be heard at 800-839-0860; passcode 1004.

I. 2003 GUIDANCE: KEY INDICATORS & FINANCIAL RESULTS

FOR THE YEAR 2003, THE COMPANY CURRENTLY EXPECTS TO REPORT THESE KEY INDICATORS.

—	For the Healthcare Recovery Services segment:

New lives to be sold:	9,000,000	to	12,000,000
Expected attrition of lives:	(8,000,000)	to	(7,500,000)

Net new lives	1,000,000	to	4,500,000

Lives to be installed	6,500,000	to	10,500,000

* TROVER SOLUTIONS, INC. * 1600 Watterson Tower * 1930 Bishop Lane *
Louisville, Kentucky 40218 * 502/454-1340 * www.troversolutions.com *

These forecasted Healthcare segment lives treat each new life subject to any product as a life “sold,” “lost” or “installed,” as the case may be, without regard to whether those “lives” involve one client or multiple clients.

—	The Company expects that Physician Audit, its newest healthcare recovery services product, by year-end will acquire 3 to 5 new clients from which it will acquire data manually and 1 client that will be installed with an electronic data interface. The Company also expects this product will report a loss of $0.01 per diluted share for the year.

—	For the Property and Casualty (TransPaC Solutions) segment:

Backlog at year-end:	$55.0 million to $65.0 million
Recoveries for the year	$10.0 million to $13.0 million
Effective fee rate:	22% to 24%

—	For the Software (Troveris) segment:

New healthcare contracts:	3 to 5 by year-end

—	Activity-based pricing

—	Pricing contemplates that credits will be granted against services

New P & C contracts:	2 by year-end

FOR THE YEAR 2003, THE COMPANY EXPECTS TO REPORT THESE FINANCIAL RESULTS.

—	Segment and consolidated revenue (in millions) as follows:

Healthcare:	$64.7	to	$66.8
Property & Casualty:	2.2	to	3.0
Software:	2.0	to	2.4
Eliminations:	(1.9)	to	(1.9)

Total Revenue:	$67.0	to	$70.3

—	By segment and on a consolidated basis, pretax income/(loss) (in millions) as follows:

Healthcare:	$27.3	to	$28.3
Property & Casualty:	(0.4)	to	0.0
Software:	(0.2)	to	0.2
Corporate:	(16.3)	to	(16.0)

Total Pretax:	$10.4	to	$12.5

* TROVER SOLUTIONS, INC. * 1600 Watterson Tower * 1930 Bishop Lane *
Louisville, Kentucky 40218 * 502/454-1340 * www.troversolutions.com *

—	Corporate expenses (in millions) as follows:

Sales & Marketing:	$ 4.8	+/-
Systems:	2.0	+/-
Facilities:	2.4	+/-
Administration:	6.9	+/-

Total Expense:	$16.1	+/-

—	An effective tax rate of 40.0%, increasing from 38.3% in 2002 because of the exhaustion of research and experimental credits

—	Earnings per share (EPS) as follows:

First Quarter:	$0.18	+/-
Second Quarter:	$0.19	+/-
Third Quarter:	$0.20	+/-
Fourth Quarter:	$0.21	+/-
For the Year 2003:	$0.72	-	$0.84

—	Primary factors that could impair the Company’s ability to achieve these forecasted 2003 earnings include:

—	Delays in the timing of sales to prospects already identified

—	Delays in sales to unidentified prospects

—	Pricing pressures, primarily those affecting the products in the Healthcare Recovery Services segment

—	Adverse developments in the healthcare claims payment environment

—	Adverse legislation or litigation results

—	Primary factors that could enable the Company to outperform these forecasted 2003 earnings include:

—	Timing in revenue from identified prospects and unidentified prospects

—	Faster than anticipated market acceptance for the newer products, specifically TransPaC Solutions (outsourcing of property and casualty subrogation recovery services), Troveris (subrogation recovery software for both healthcare payors and property and casualty insurers), and Physician Audit services.

* TROVER SOLUTIONS, INC. * 1600 Watterson Tower * 1930 Bishop Lane *
Louisville, Kentucky 40218 * 502/454-1340 * www.troversolutions.com *

II. FORECAST OF THE EFFECT OF LOSS OF PORTIONS OF UHG BUSINESS FOR THE PERIOD 2003 TO 2007.

The table below shows the revenue and gross margin associated with the portions of the UnitedHealth Group terminated subrogation business, using these facts and assumptions.

—	Prior to February 1, 2003, the Company ceased subrogation services for approximately 6.7 million UHG lives.

—	On February 1, 2003, the Company will cease subrogation services for approximately 6.1 million lives.

—	After February 1, 2003, the Company will continue to service approximately 1.8 million UHG lives.

—	By the end of 2007 approximately 95% of the backlog from the terminated UHG business will be recovered or closed without recovery.

—	Over the period 2003 to 2007, the effective fee rate for recoveries made with respect to the terminated UHG business will be 26.3%.

RUN-OFF OF UHG BUSINESS: 2002 — 2007
(IN MILLIONS)

	2002	2003	2004	2005	2006	2007

Revenue	$17.0	$11.6	$7.2	$4.2	$2.2	$1.1
Gross Margin	$8.8	$6.0	$3.7	$2.2	$1.1	$0.6

The revenue and gross margin shown above do not take into account contributions from new business that has been or may be sold or the effect of other past or future terminations.

III. SALES DEVELOPMENTS.

The Company has recently signed three new contracts in its Healthcare Recovery Services segment which cover 6.2 million lives:

—	For overpayments recovery services, 2 contracts covering 2.3 million lives; and

—	For provider bill audit services, 1 contract covering 3.9 million lives

These lives will be reported as “sold” in the fourth quarter of 2002. The Healthcare Recovery Services segment sold approximately 10.7 million total lives in 2002 and installed approximately 4.0 million lives. Guidance for the year was 10.5 million lives sold and 9.5 million lives installed. Installed lives for 2002 fell below guidance because a substantial number of lives were sold late in the year, precluding installation within the year.

* TROVER SOLUTIONS, INC. * 1600 Watterson Tower * 1930 Bishop Lane *
Louisville, Kentucky 40218 * 502/454-1340 * www.troversolutions.com *

IV. STRATEGY.

During 2003 the Company expects that it will use its free cash flow [defined as net income, plus noncash items and net change in assets and liabilities, minus capital expenditures] for product development and the share repurchase program. Approximately $6.4 million remains of the $10 million extension of the share repurchase authorized by the Board of Directors in May 2002.

Trover Solutions, Inc. believes it is a leading independent provider of outsourcing of insurance subrogation and other claims recovery and cost containment services to the private healthcare payor and property and casualty industries. The Company’s other claims recovery services include clinical bill auditing and overpayments recovery.

This release contains statements that constitute “Forward-looking Statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this release include the intent, belief or current expectations of management with respect to current operating trends and TROV’s future financial performance and operating results [a] for the year 2002 regarding earnings per diluted share; and [b] for and during the year 2003, including: [1] the forecast of earnings per diluted share and the effective tax rate for the Company; [2] the forecast of the revenue, expenses and pretax income for the Company and its reporting segments; [3] the forecast of sales of new lives, attrition of existing lives, installations of new lives, and contracts for the Healthcare segment; [4] the forecast of sales information and key indicators for the Property and Casualty segment; [5] the forecast of sales information for the Software segment; and [6] the forecast of the effect of the loss of portions of the UnitedHealth Group subrogation business. Forward-looking statements in this release also include the assumptions on which such statements are based. Prospective investors are cautioned that such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated in this release include, but are not limited to: the Company’s lack of operating history in the property and casualty market, the ability of TROV to successfully implement its sales and marketing strategy, product development strategy, operating strategy and acquisition strategy, TROV’s ability to retain significant clients, TROV’s ability to manage growth, changes in laws and government regulations applicable to TROV, and changes in the historical relationships among such key operating indicators as lives sold, lives installed, backlog and throughput and in the predictive value of these indicators with respect to certain aspects of TROV’s financial results and all risks inherent in the development, introduction and implementation of a new product or service. Additional factors that could cause actual results to differ materially from those contemplated in this release can be found in TROV’s Safe Harbor Compliance Statement included as Exhibit 99.1 to its Annual Report on Form 10-K for the year ended December 31, 2001, as amended by Exhibit 99.2 to its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002.

* TROVER SOLUTIONS, INC. * 1600 Watterson Tower * 1930 Bishop Lane *
Louisville, Kentucky 40218 * 502/454-1340 * www.troversolutions.com *